UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2021

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio			001-09518	34-0963169
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road,	Mayfield Village,	Ohio		44143
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	PGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 20, 2021, the Compensation Committee of the Board of Directors approved awards of restricted stock units to Mrs. Griffith, Mr. Sauerland and Mr. Callahan (each, an “NEO”) under The Progressive Corporation 2015 Equity Incentive Plan. Consistent with prior years, the awards granted to the NEOs were a combination of time-based restricted stock unit awards and performance-based restricted stock unit awards.

After a review of market data, the following significant changes were made to the terms of these awards to align more closely with the market (these changes apply to annual awards made to all equity eligible employees):

Time-Based Awards:

•Death. Under awards granted in 2020, if an NEO died, the award vested to the extent that it would have vested if the officer had remained employed for the 12 months following death. Beginning with the 2021 awards, if an NEO is employed through the end of the calendar year in which the grant is made, the award will vest 100% if the NEO dies.

•Disability. Under awards granted in 2020, no benefit was provided if an NEO's employment was terminated as a result of their disability, unless the NEO had reached their qualified retirement eligibility date, in which case the termination was treated as a retirement. Beginning with the 2021 awards, if an NEO is employed through the end of the calendar year in which the grant is made, the award will vest 100% if the NEO is terminated as a result of their disability.

•Retirement. Under awards granted in 2020, if an NEO retired after reaching their qualified retirement eligibility date, 50% of the award vested. Beginning with the 2021 awards, under those circumstances, if the NEO remains employed through the end of the calendar year in which the grant was made, 100% of the award will vest.

Performance-Based Awards:

•Death. Under awards granted in 2020, if an NEO died, the award remained outstanding for 12 months following death and vested if, when and to the extent that the performance measures were met within that 12 month period. Beginning with the 2021 awards, if an NEO remains employed through the end of the calendar year in which the grant was made, if the NEO dies:
◦Before the end of the performance period, then the award will vest at 100% of target; or
◦After the end of the performance period, the award will remain outstanding and will vest if, when and to the extent that the performance measures are achieved.

•Disability. Under awards granted in 2020, no benefit was provided if an NEO's employment was terminated as a result of their disability, unless the officer had reached their qualified retirement eligibility date, in which case the termination was treated as a retirement. Beginning with the 2021 awards, if an NEO remains employed through the end of the calendar year in which the grant was made, if the NEO’s employment is terminated as a result of their disability:
◦Before the end of the performance period, then the award will vest at 100% of target; or
◦After the end of the performance period, the award will remain outstanding and will vest if, when and to the extent that the performance measures are achieved.

•Retirement. Under awards granted in 2020, if an NEO retired after reaching their qualified retirement eligibility date, they retained 50% of the award (100% if they provided 12-18 months advanced notice of retirement), and the awards would vest if, when and to the extent that the performance measures are achieved. Beginning with the 2021 awards, if an NEO remains employed through the end of the calendar year in which the grant was made, then when the NEO retires after reaching their qualified retirement eligibility date, they will retain 100% of the award, which will vest if, when and to the extent that the performance measures are achieved.

Additionally, each of the 2021 RSU awards granted to the NEOs also includes a non-compete provision that will restrict such individual, during employment and for one year following termination of employment, from engaging in any competitive business activity that would risk disclosure and/or use of our confidential information.

The form of award agreements for the March 2021 restricted stock unit awards are attached hereto as exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See exhibit index on page 5.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 25, 2021
THE PROGRESSIVE CORPORATION

By: /s/ Mariann Wojtkun Marshall
Name: Mariann Wojtkun Marshall
Title: Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description
10	10.1	Form of Restricted Stock Unit Award Agreement for 2021 Time-Based Awards under The Progressive Corporation 2015 Equity Incentive Plan (for 2021)
10	10.2	Form of Restricted Stock Unit Award Agreement for 2021 Performance-Based Awards (Performance Versus Market) under The Progressive Corporation 2015 Equity Incentive Plan (for 2021)
10	10.3	Form of Restricted Stock Unit Award Agreement for 2021 Performance-Based Awards (Investment Results) under The Progressive Corporation 2015 Equity Incentive Plan (for 2021)
104	104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).